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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF SMALL BUSINESS ISSUER


      NAME OF SUBSIDIARY                             STATE OF INCORPORATION

   IPv6 Summit, Inc.                                           Nevada